Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 2021 relating to the financial statements, which appears in Yatsen Holding Limited’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Guangzhou, the People’s Republic of China

May 12, 2021